UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	H	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 18, 2022, Hyatt Hotels Corporation (the “Company”), as borrower, certain subsidiaries of the borrower from time to time party thereto, the lenders party thereto, Bank of America, National Association, as administrative agent (the “Administrative Agent”), Wells Fargo Bank, National Association, as syndication agent, BofA Securities, Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia, as joint bookrunners and co-lead arrangers, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, Deutsche Bank AG New York Branch, Goldman Sachs Lending Partners LLC, PNC Bank, National Association, Truist Bank and U.S. Bank National Association, as co-documentation agents, and Credit Agricole Corporate and Investment Bank, Fifth Third Bank, National Association and Sumitomo Mitsui Banking Corporation, as co-senior managing agents, entered into a Credit Agreement (the “Credit Agreement”). The Credit Agreement provides for a $1.5 billion senior unsecured revolving credit facility (the “Revolving Credit Facility”) that matures on May 18, 2027. As of May 18, 2022, no borrowings were outstanding under the Revolving Credit Facility.

The Credit Agreement refinances and replaces in its entirety that certain Second Amended and Restated Credit Agreement dated as of January 6, 2014 by and among the Company and Hotel Investors I, Inc., as co-borrowers, the guarantors party thereto, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, as the same had been amended from time to time. The Credit Agreement provides for the making of revolving loans to the Company in U.S. dollars and, subject to a sublimit of $250 million, certain other currencies and the issuance of up to $300 million of letters of credit for the account of the Company and its subsidiaries. The Company has the option during the term of the Revolving Credit Facility to increase the Revolving Credit Facility by an aggregate amount of up to an additional $500 million (provided that, among other things, new and/or existing lenders agree to provide commitments for this increased amount).

The Company may prepay the outstanding aggregate principal amount, in whole or in part, at any time, subject to certain restrictions and upon notice to the Administrative Agent. The Credit Agreement contains customary affirmative, negative and financial covenants, representations and warranties, and default provisions.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference. The Credit Agreement has been included as an exhibit to this filing to provide investors and security holders with information regarding its terms and is not intended to provide any other factual information about the Company or any of its subsidiaries. The representations and warranties in the Credit Agreement were made only for the purposes of the Credit Agreement, as of a specified date, and may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Credit Agreement are not necessarily characterizations of the actual state of facts concerning the Company or any of its subsidiaries at the time they were made or otherwise and should only be read in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

HHC 2022-2024 PSUs

On May 18, 2022, the Talent and Compensation Committee (the “Committee”) of the Board of Directors of the Company, in its capacity as Administrator of the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended, granted performance share units or “HHC 2022-2024 PSUs” pursuant to a Performance Share Unit Agreement approved by the Committee consistent with the form filed herewith as Exhibit 10.2 (the “HHC 2022-2024 PSU Agreement”). The HHC 2022-2024 PSUs are eligible to vest and be paid out in shares of Class A common stock, $0.01 par value per share, of the Company (the “Class A Common Stock”) at the end of a three-year performance period beginning on January 1, 2022 and ending on December 31, 2024 or earlier upon the occurrence of a change in control of the Company, if earned, based on achievement of certain pre-determined goals (as approved by the Committee prior to the grant of the HHC 2022-2024 PSUs), and generally subject to the holder’s continued employment through the performance period or the earlier occurrence of a change of control of the Company (except in the case of certain qualifying terminations of employment). If the threshold goal is not achieved with respect to the performance goals, then the HHC 2022-2024 PSUs that could be earned based on attainment of such performance goals will be forfeited and none will vest. Within 30 days after vesting, the Company will deliver to the holder of the HHC 2022-2024 PSUs a number of shares of Class A Common Stock of the Company equal to the number of HHC 2022-2024 PSUs that vested.

The target number of HHC 2022-2024 PSUs granted on May 18, 2022 to the Company’s named executive officers is as follows: Mark S. Hoplamazian – 49,968; Joan Bottarini – 9,257; H. Charles Floyd – 10,519; Alejandro Reynal – 8,836; and Mark R. Vondrasek – 7,363. The maximum number of HHC 2022-2024 PSUs that any officer can earn is 200% of the target number of HHC 2022-2024 PSUs.

The foregoing description of the grant of HHC 2022-2024 PSUs is qualified in its entirety by reference to the terms of the form HHC 2022-2024 PSU Agreement, which is filed herewith as Exhibit 10.2 and is incorporated by reference.

Apple Leisure Group 2022-2024 PSUs

On May 18, 2022, the Committee granted performance share units or “ALG 2022-2024 PSUs” pursuant to a Performance Share Unit Agreement approved by the Committee consistent with the form filed herewith as Exhibit 10.3 (the “ALG 2022-2024 PSU Agreement”). The terms of the ALG 2022-2024 PSUs are similar to the terms of the HHC 2022-2024 PSUs, except that the ALG 2022-2024 PSUs vest based on the performance of the ALG segment rather than the performance of the entire Company. The ALG 2022-2024 PSUs are eligible to vest and be paid out in shares of Class A Common Stock at the end of a three-year performance period beginning on January 1, 2022 and ending on December 31, 2024 (or earlier upon certain transactions), if earned, based on achievement of certain pre-determined goals by the ALG segment (as approved by the Committee prior to the grant of the ALG 2022-2024 PSUs), and generally subject to the holder’s continued employment through the performance period or earlier upon certain transactions (except in the case of certain qualifying terminations of employment). If the threshold goal is not achieved with respect to the performance goals, then the ALG 2022-2024 PSUs that could be earned based on attainment of such performance goals will be forfeited and none will vest. The Company will deliver to the holder of the ALG 2022-2024 PSUs between January 1, 2025 and March 15, 2025 a number of shares of Class A Common Stock of the Company equal to the number of ALG 2022-2024 PSUs that vested.

The target number of ALG 2022-2024 PSUs granted on May 18, 2022 to the Company’s named executive officers is as follows: Alejandro Reynal – 25,247. The maximum number of ALG 2022-2024 PSUs that any officer can earn is 200% of the target number of ALG 2022-2024 PSUs.

The foregoing description of the grant of ALG 2022-2024 PSUs is qualified in its entirety by reference to the terms of the form ALG 2022-2024 PSU Agreement, which is filed herewith as Exhibit 10.3 and is incorporated by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 20, 2022, the Company filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 635,522 shares of Class B common stock, $0.01 par value per share, of the Company (the “Class B Common Stock”). All 635,522 shares of Class B Common Stock were converted into shares of Class A common stock, in connection with the sales of an aggregate of 635,522 shares of Class B Common Stock by certain selling stockholders into the public market pursuant to Rule 144 under the Securities Act of 1933, as amended. The Company’s Amended and Restated Certificate of Incorporation requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued.

Effective upon filing, the Certificate of Retirement amended the Amended and Restated Certificate of Incorporation of the Company to reduce the total authorized number of shares of capital stock of the Company by 635,522 shares. The total number of authorized shares of the Company is now 1,401,012,161, such shares consisting of 1,000,000,000 shares designated Class A Common Stock, 391,012,161 shares designated Class B Common Stock, and 10,000,000 shares designated Preferred Stock, par value $0.01 per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting was held on May 18, 2022. A summary of the matters voted on at the Annual Meeting by the Company’s stockholders is set forth below.

1.

The Company’s stockholders elected each of the following directors to serve until the Company’s 2025 annual meeting of stockholders and until their respective successors have been duly elected and qualified by the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Paul D. Ballew	631,837,731	1,405,003	4,019,511
Mark S. Hoplamazian	626,277,592	6,965,142	4,019,511
Cary D. McMillan	631,832,602	1,410,132	4,019,511
Michael A. Rocca	628,414,344	4,828,390	4,019,511

2.	The Company’s stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2022 by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
635,716,401	1,534,798	11,046	0

3.

The Company’s stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules by the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
600,383,044	32,813,719	45,971	4,019,511

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

3.1	Certificate of Retirement of 635,522 Shares of Class B Common Stock

10.1	Credit Agreement, dated as of May 18, 2022, by and among Hyatt Hotels Corporation, as borrower, certain subsidiaries of the borrower from time to time party thereto, the lenders party thereto, Bank of America, National Association, as administrative agent, Wells Fargo Bank, National Association, as syndication agent, BofA Securities, Inc., Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia, as joint bookrunners and co-lead arrangers, JPMorgan Chase Bank, N.A., The Bank of Nova Scotia, Deutsche Bank AG New York Branch, Goldman Sachs Lending Partners LLC, PNC Bank, National Association, Truist Bank and U.S. Bank National Association, as co-documentation agents, and Credit Agricole Corporate and Investment Bank, Fifth Third Bank, National Association and Sumitomo Mitsui Banking Corporation, as co-senior managing agents

10.2	Form of HHC 2022-2024 Performance Share Unit Agreement under the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan

10.3	Form of ALG 2022-2024 Performance Share Unit Agreement under the Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: May 24, 2022	By:	/s/ Margaret C. Egan
	Name:	Margaret C. Egan
	Title:	Executive Vice President, General Counsel and Secretary